UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2006

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On December 27, 2006, Regal Entertainment Group (the “Company”) issued an aggregate of 50,000,000 shares of Class A common stock of the Company, to Anschutz Company (“Anschutz”) upon the conversion by Anschutz of an equal number of shares of Class B common stock of the Company.  The shares of Class A common stock issued by the Company upon the conversion are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

Shares of Class B common stock may be converted at any time into shares of Class A common stock on a one-for-one basis by the holder and are automatically converted into shares of Class A common stock on a one-for-one basis upon a transfer that is not a “Permitted Transfer.” Each holder of Class A common stock is entitled to one vote for each outstanding share of Class A common stock and each holder of Class B common stock is entitled to ten votes for each outstanding share of Class B common stock.  Other than the number of votes per share, Class A and Class B common stock have identical material terms and provisions.

Anschutz has advised the Company that Anschutz has elected to convert the shares of Class B common stock of the Company into shares of Class A common stock of the Company in order to cause Anschutz’s voting interest in the Company to drop below 80% so that the Company and its subsidiaries will not be members of the Anschutz controlled group for Anschutz employee benefit plan purposes, which would have otherwise commenced January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: December 29, 2006	By: /s/ Amy E. Miles
Name: Amy E. Miles
Title: Executive Vice President,
Chief Financial Officer and Treasurer